Exhibit 99.2 3Q20 Earnings Presentation October 22, 2020

Forward Looking Statements The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations, including the potential effects of the COVID-19 pandemic on our businesses and financial results and conditions. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: the impact of COVID-19 on the U.S. and the global economies, including business disruptions, reductions in employment and an increase in business failures, specifically the consequences among our commercial and consumer customers; the impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs as more cases of COVID-19 may arise in our primary markets; potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic or as a result of our action, or failure to implement or effectively implement, federal, state and local laws, rules or executive orders requiring that we grant forbearances or not act to collect our loans; the impact of forbearances or deferrals we are required or agree to as a result of customer requests and/or government actions, including, but not limited to our potential inability to recover fully deferred payments from the borrower or the collateral; damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent or trademark infringement, employment related claims, and other matters; a prolonged downturn in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; the inability to grow customer deposits to keep pace with loan growth; a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios; the need to supplement debt or equity capital to maintain or exceed internal capital thresholds; greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; the loss of or decrease in lower-cost funding sources within our deposit base, including our inability to achieve deposit retention targets under Valley's branch transformation strategy; cyber-attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems; results of examinations by the OCC, the FRB, the CFPB and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, the COVID-19 pandemic or other external events; unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors; and the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

3Q 2020 Highlights 3 Reported Adjusted 1 3Q20 2Q20 3Q19 3Q20 2Q20 3Q19 Return on Average Assets 0.99% 0.92% 0.98% 1.01% 0.92% 1.00% Annualized Efficiency Ratio 48.2% 48.0% 55.7% 46.6% 46.8% 53.5% Pre-Provision Net Revenue 2 ($mm) $172.2 $170.2 $115.9 $177.4 $174.0 $121.8 2 PPNR / Average Assets 1.66% 1.64% 1.39% 1.71% 1.68% 1.46% Annualized Diluted Earnings Per Share $0.25 $0.23 $0.24 $0.25 $0.23 $0.24 Adjusted pre-provision net revenue growth of 2% from the linked quarter and 46% year-over-year Year-over-year quarterly adjusted net income to common growth of +25% despite higher provision Interest expense declined 18% from the linked quarter and 50% from 3Q19 to offset asset yield pressure Strong quarter for swap fees and mortgage gain on sale income 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 18 - 20 2 Pre-provision net revenue equals net interest income plus total non-interest income less total non-interest expense; PPNR / Avg. Assets is presented on an annualized basis; Please refer to the Non-GAAP Disclosure Reconciliation on pages 18 - 20

SLIDE 4

Outstanding Loan Deferrals

	3Q20 Balance ($MM)	Deferral Information as of 9/30/20 Active Deferral ($MM)	Active Deferral / 3Q20 Loan Balance
Commercial Loans & Leases	$25,440	$793	3.1%
Residential & Home Equity [1]	$4,742	$271	5.7%
Auto & Other Consumer	$2,234	$12	0.5%
Total	**$32,416**	**$1,076**	**3.3%**

Previously Disclosed Active Deferrals / Loan Balance	
7/10/2020	5/6/2020
8.6%	12.9%
10.0%	9.1%
2.9%	3.3%
8.4%	**11.6%**

Deferrals in Primary COVID-19 Exposed Segments [2]

Borrower Industry [3]	Active Deferrals / Loans 9/30/20	7/10/20	5/6/20
Primary Exposure			
Doctor & Surgery	4.9%	16.5%	29.9%
Retail Trade	3.5%	21.2%	32.4%
Hotels & Hospitality	15.0%	12.3%	45.7%
Restaurants & Foodservice	8.7%	11.3%	25.2%
Entertainment & Recreation	1.0%	7.7%	9.4%
Primary Exposure Sub-Total	**7.1%**	**14.8%**	**31.3%**

Deferral Insights *(information as of 9/30/20)*

- **50% of active commercial deferrals are current on interest payments**
- Weighted average LTV of active commercial deferrals: ~60%
- 78% of previously deferred commercial loans have exited deferral and returned to full-pay status
- Commercial deferrals remain split roughly 2/3rd in NY / NJ and 1/3rd in FL / AL
- Active loan deferrals in previously disclosed "Secondary Exposure" categories [2] are immaterial at 0.5%, down from 1.8% in July and 4.9% in May

Totals may not sum due to rounding. Initial deferral period not to exceed 180 days.

[1] Reflects residential mortgage loans held in portfolio. [2] See page 17 in Appendix for more information. [3] Borrower industry based on NAICS and SIC codes.

Net Interest Margin, Profitability & Operating Leverage 5 Net Interest Income and Margin Pre-Provision Net Revenue ($mm) 1 Year-over-year NII growth of 28% (FTE) Reported Adjusted 1.64% 1.66% 1.68% 1.71% 1.46% 1.39% $177.4 $283.5 $284.1 $170.2 $172.2 $174.0 $266.4 $115.9 $121.8 $239.6 $221.7 3.07% 3.00% 3.01% 2.96% 2.91% 3Q19 2Q20 3Q20 3Q19 2Q20 3Q20 PPNR PPNR / Avg. Assets 3Q19 4Q19 1Q20 2Q20 3Q20 NII ($mm) NIM Gross Operating Income vs. Expense Growth (Adj. 3Q20 / 3Q19) All metrics are represented on full tax equivalent basis 27% Continued interest expense reductions helped insulate net interest margin from ongoing asset 11% yield pressures Adjusted Gross Operating Income Adjusted Noninterest Growth Expense Growth 1 Reported pre-provision net revenue is equal to net interest income plus total non-interest income less total non-interest expense; please refer to the Non-GAAP Disclosure Reconciliation on pages 18 - 20

Interest Rate Positioning 6 12-Month Forward Cumulative Cash Flow Gap ($bn) 1 12-Month Forward Maturity Schedule ($bn) 4Q20 1Q21 2Q21 3Q21 Maturing CD Rates 0.97% 1.14% 0.93% 0.92% $6.0 Cumulative Cash Flow Gap $1.0 Maturing Borrowing Rates 0.43% 1.13% 2.27% 2.73% $0.1 $(0.2) Maturing BCD Rates 0.74% 0.39% 1.22% 1.24% $- $5.0 $(1.0) $(1.4) $(1.0) $1.7 $4.0 $4.5 $4.4 $(2.0) $1.4 $1.3 $3.0 $3.4 $(3.0) $1.2 $2.8 $1.0 $2.5 $(4.0) $0.9 $2.0 $0.8 $2.2 $2.1 $1.8 $(5.0) $0.6 $1.0 $(6.0) $0.3 $0.3 $0.2 $0.2 $- $(7.0) 4Q20 1Q21 2Q21 3Q21 4Q20 1Q21 2Q21 3Q21 Assets Liabilities Cumulative Cash Flow Gap (RH) CDs Borrowings BCDs 2 (Quarters are not cumulative) Aggressively reduced non-maturity deposit costs on a year-to-date basis Opportunity remains to reprice maturing CDs and borrowings lower and mitigate asset yield headwinds Will selectively take advantage of lower-cost wholesale funding and extend liability duration 1 Represents the estimated cumulative cash flows from dollar value of earning assets that are repricing within one year and the estimated cumulative cash flows from dollar value of interest-bearing liabilities that will reprice within one year based on the balance sheet at 9/30/2020. 2 BCD refers to Brokered Time Deposits.

Deposits, Funding & Liquidity 7 Quarterly Deposit Trends ($BN) Total Liabilities 9/30/2020 Non-interest $31.4 $31.3 bearing $8.8 Time 8.3 7.5 Savings, NOW Other & MMA Noninterest PPP: (-$0.4BN) $0.7 9.0 8.8 Non-PPP: +$0.2BN $36.3BN $15.0 Bearing Long-term borrowings $2.9 1 Savings, Now & 14.2 15.0 MMA Short-term borrowings $1.4 Time 2Q20 3Q20 $7.5 Avg. Deposit Balance ($MM) and Rate (%) Trends Liquidity Position & Sources (as of 9/30/2020) Source $BN $15,000 2.32% 2.15% Cash & Equivalents $1.0 $13,000 1.92% FHLB Borrowing Capacity $3.1 $11,000 1.39% FRB Discount Window Availability $1.6 $9,000 0.95% 1.30% Unencumbered Securities $1.9 1.18% 1.04% $7,000 Uncommitted Fed Funds Lines $1.4 0.48% 0.36% $5,000 Total $9.0 3Q19 4Q19 1Q20 2Q20 3Q20 Savings, NOW & MMA Time Deposits Additional access to brokered deposit market and W.Avg Savings, NOW & MMA Rate W.Avg Time Deposits Rate PPP Liquidity Facility as needed 1 Includes junior subordinated debt. Totals may not sum due to rounding. Note: PPP refers to the SBA’s Paycheck Protection Program

SLIDE 8

Loans & Loan Growth

3Q20 Loan Composition [1]



Residential R.E.
13%
Multifamily
16%
Owner-
Occupied CRE
10%
C&I
14%
Consumer
8%
C&I (PPP)
7%
Construction
6%
Non Owner-
Occupied CRE
26%
$32.4bn

Year-to-Date Loan Growth (Ann.) [1]



Non-Owner Occupied CRE
12.7%
+$720mm
Construction
6.0%
+$74mm
Owner-Occupied CRE
4.4%
+$105mm
Multi-family
(0.2%)
($6mm)
Res. Mortgage
(2.8%)
($93mm)
Other Consumer
(3.1%)
($21mm)
C&I (ex. PPP)
(5.5%)
($200mm)
Home Equity
(8.3%)
($30mm)
Auto
(10.1%)
($110mm)

New Loan Originations ($bn) / Yields (%) vs Portfolio Yields (%) [2]



4.57%
4.51%
4.44%
4.02%
3.89%
4.30%
4.10%
3.90%
3.27%
3.26%
$1.6
$1.6
$1.4
$0.9
$1.0
3Q19
4Q19
1Q20
2Q20
3Q20
Origination Volume (Gross)
New Origination Rate
Avg. Portfolio Rate

- On a year-to-date basis, total loans have increased 2.0% annualized, excluding PPP
- Loan originations increased from 2Q20 in all segments except residential mortgage
- Origination yields stabilized and spreads have improved
- Commercial line utilization (including construction) was 41% versus 43% at 6/30/20

[1]Loan classifications according to call report schedule which may not correspond to classification outlined in earnings release.
[2] 3Q20 Origination volume and new origination rate excludes PPP originations

CRE Detail as of 9/30/2020 9 Portfolio by Collateral Type Portfolio by Geography Apartment & Florida Residential 25% 28% New York (ex. NYC) Retail 11% New Jersey Specialty & 20% 25% Other $16.8bn 11% $16.8bn Manhattan (Other) 5% Healthcare Manhattan 8% (Multifamily) 7% Mixed Use Industrial 11% Other NYC Other 11% Office Boroughs 14% 11% 13% Geography Outstanding ($BN) % of Total Wtd. Avg. LTV Wtd. Avg. DSCR Florida $4.2 25% 63% 1.82x New Jersey $4.1 25% 60% 1.73x Other $2.4 14% 63% 1.72x Other NYC Boroughs $2.3 13% 53% 1.44x Manhattan $1.9 12% 33% (50% ex Co-Ops) 1.59x New York (ex. NYC) $1.9 11% 54% 1.56x Total $16.8 100% 56% 1.69x

Fee Income 10 Adjusted Non-Interest Income ($MM) 1 3Q20 Adjusted Non-Interest Income ($MM) 1 Trust, Investment & Loan Servicing Insurance 10% Fees Other 5% 11% Service Charges 8% $49.3 $49.3MM $44.9 $41.2 Gain-on-Sale of Loans, net Swap Fees 27% 39% 3Q19 2Q20 3Q20 Adjusted non-interest income increased 20% year-over-year 10% linked-quarter increase in adjusted non-interest income driven by strong swap fee generation and gain on sale income Non-interest income comprised 14.8% of 3Q20 revenue, up from 13.7% in 2Q20 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 18 - 20

Non-Interest Expense 11 5 Quarter Operating Expense Trends ($ in millions) Efficiency Ratio (%) 1 196.1 Includes materially higher merger related charges 2020 Goal: and debt extinguishment 51.0% 160.2 155.7 157.2 145.9 2 55.7 155.0 53.5 151.1 153.4 145.1 48.0 48.2 140.1 46.8 46.6 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 2Q20 3Q20 3Q19 2Q20 3Q20 Reported Expenses Adjusted 1 Reported Reported Reported Adjusted Adjusted Adjusted 3Q20 Adjusted Operating Expenses ($, in millions) 1 3Q20 Expense Commentary Continued focus on expense control as we navigate a challenging operating environment $0.1 $2.4 $155.0 $2.4 million expense to extinguish $50 million of $2.8 $1.2 COVID-19 Expenses debt at a cost of 3.70% Adjusted efficiency of 46.6% is better than our 51.0% target Adjusted Expenses Amortization of tax credits Debt Extinguishment Merger-related 1Refer to the appendix on pages 18 - 20 regarding non-GAAP financial measures. Sums may be inconsistent due to rounding.

Branch Network Evolution 12 We anticipate closing 9 branches by year-end 2020 and 1 branch in January of 2021 VLY Branch Count 26 29 46 236 227 10 226 12/31/15 USAB Acquisition ORIT Acquisition Branch Closures 9/30/20 Pending Closures Pro Forma $72MM Deposits / Branch $133MM 66.0% Adj. Efficiency Ratio (%) 46.6%

Asset Quality 13 Allowance for Credit Losses for Loans / Total Loans Non-Accrual Loans / Total Loans 1.06% 1.11% 0.96% 0.99% 1.03% 0.68% 0.65% 0.62% 0.55% 0.59% 0.38% 0.31% 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 ACL / Loans ex. PPP Net Change in Allowance for Credit Losses for Loans ($MM) Net Charge-offs & Provision ($mm) $12.7 $335.3 0.19% 0.18% $41 $34 0.08% $31 0.06% $2.9 1.03% 0.03% $15 $15 $319.7 $9 $6 $5 $5 $2 0.99% 3Q19 4Q19 1Q20 2Q20 3Q20 6/30/20 ACL Quantitative Adjustments Economic / Qualitative 9/30/20 ACL Net Charge-offs Provision for Loans NCOs / Avg. Loans

Equity & Capitalization 14 Book Value and Tangible Book Value per Share 1 Equity Capitalization Level 8% year-over-year tangible book value growth $2.3BN PPP loans reduce TCE / TA by ~45 bp in 3Q20 11.71% $10.71 11.30% $10.43 $10.56 11.10% $10.35 10.73% $7.12 10.54% $10.09 7.54% $6.96 7.31% 7.30% $6.82 $6.73 6.98% $6.62 6.73% 9/30/19 12/31/19 3/31/20 6/30/20 9/30/20 9/30/19 12/31/19 3/31/20 6/30/20 9/30/20 TBV per share Book Value per share Tangible Common Equity / Tangible Assets Equity / Assets Year-over-Year Holding Company Capital Ratios 9/30/19 6/30/20 9/30/20 Change Tier 1 Leverage 7.61% 7.70% 7.87% +26 bp Common Equity Tier 1 8.49% 9.51% 9.70% +121 bp Tier 1 Risk-Based 9.30% 10.23% 10.41% +111 bp Total Risk-Based 11.03% 12.19% 12.36% +133 bp 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 18 - 20

A p p e n d i x

SLIDE 16

Paycheck Protection Program

$2.3bn SBA-approved volume

~13,000 SBA-approved loans

$180k Average loan size

$42k Median loan size

~3% Average processing fee

- 500+ Valley employees dedicated to assisting our customers take advantage of Paycheck Protection Program
- ~75% of SBA-approved borrowers had an existing Valley relationship
- ~30% of PPP loans were provided to minority-owned businesses, non-profit organizations, or women-owned businesses
- Corresponding increase in deposits upon loan funding; balances drawing down over time
- Loans funded by existing low-cost liquidity, however ability to pledge originated loans as collateral to PPP Liquidity Facility to access funding at 0.35%
- Streamlined forgiveness for loans of $50,000 or below (54% of our loans under PPP) alleviates burden on our processing team

Volume by Loan Amount


<$50k
54%
6%
$50k - $250k
31%
19%
$250k - $2mm
14%
48%
>$2mm
1%
26%
Loan Count (#)
Loan Balance ($)

Information as of 10/9/2020
Totals may not sum due to rounding

COVID-19 Exposed Loan Segments 17 Non-PPP Loan Balance (9/30/20) Active Deferrals as of 9/30/20 Prev. Disclosed Deferrals / Loans Borrower Industry 1 ($MM) % of non-PPP Loans ($MM) % of Industry 7/10/20 5/6/20 Primary Exposure Doctor & Surgery $527 1.7% $26 4.9% 16.5% 29.9% Retail Trade 592 2.0% 21 3.5% 21.2% 32.4% Hotels & Hospitality 498 1.7% 75 15.0% 12.3% 45.7% Restaurants & Foodservice 397 1.3% 35 8.7% 11.3% 25.2% Entertainment & Recreation 214 0.7% 2 1.0% 7.7% 9.4% Primary Exposure Sub-Total $2,229 7.4% $158 7.1% 14.8% 31.3% Exposure to primary COVID-19 exposed loan segments has remained stable at roughly 7% of non-PPP loans Active loan deferrals in “Primary Exposure” categories have declined to 7.1% from 14.8% in July and 31.3% in May Active loan deferrals in previously disclosed “Secondary Exposure” categories 2 are immaterial at 0.5%, down from 1.8% in July and 4.9% in May Totals may not sum due to rounding. 1 Borrower industry based on NAICS and SIC codes. 2 Secondary categories: Nursing & Residential Care, Wholesale Trade, Manufacturing, Child Care & Education

Non-GAAP Disclosure Reconciliation 18 Three Months Ended September 30, June 30, September 30, ($ in thousands, except for share data) 2020 2020 2019 Adjusted net income available to common shareholders: Net income, as reported $102,374 $95,601 $81,891 Add: Losses on extinguishment of debt (net of tax) 1,691 — — Add: Losses on securities transactions (net of tax) 33 29 67 Add: Merger related expenses (net of tax)(a) 76 263 1,043 Add: Income tax expense (benefit)(b) — — 133 Net income, as adjusted $104,174 $95,893 $83,134 Dividends on preferred stock 3,172 3,172 3,172 Net income available to common shareholders, as adjusted $101,002 $92,721 $79,962 (a) Merger related expenses are primarily within salary and employee benefits expense, professional and legal fees, and other expense. (b) Income tax expense related to reserves for uncertain tax positions in 2019. Adjusted per common share data: Net income available to common shareholders, as adjusted $101,002 $92,721 $79,962 Average number of shares outstanding 403,833,469 403,790,242 331,797,982 Basic earnings, as adjusted $0.25 $0.23 $0.24 Average number of diluted shares outstanding 404,788,526 404,631,845 333,405,196 Diluted earnings, as adjusted $0.25 $0.23 $0.24 Adjusted annualized return on average tangible shareholders' equity: Net income, as adjusted $104,174 $95,893 $83,134 Average shareholders' equity 4,530,397 4,477,446 3,536,528 Less: Average goodwill and other intangible assets 1,451,889 1,456,781 1,154,462 Average tangible shareholders' equity 3,078,508 $3,020,665 $2,382,066 Annualized return on average tangible shareholders' equity, as adjusted 13.54% 12.70% 13.96% Adjusted annualized return on average assets: Net income, as adjusted $104,174 $95,893 $83,134 Average assets $41,457,515 $41,503,514 $33,419,137 Annualized return on average assets, as adjusted 1.01% 0.92% 1.00% Adjusted annualized return on average shareholders' equity: Net income, as adjusted $104,174 $95,893 $83,134 Average shareholders' equity $4,530,397 $4,477,446 $3,536,528 Annualized return on average shareholders' equity, as adjusted 9.20% 8.57% 9.40%

Non-GAAP Disclosure Reconciliation 19 Three Months Ended September 30, June 30, September 30, ($ in thousands) 2020 2020 2019 Annualized return on average tangible shareholders' equity: Net income, as reported $102,374 $95,601 $81,891 Average shareholders' equity 4,530,397 4,477,446 3,536,528 Less: Average goodwill and other intangible assets 1,451,889 1,456,781 1,154,462 Average tangible shareholders' equity 3,078,508 $3,020,665 $2,382,066 Annualized return on average tangible shareholders' equity 13.30% 12.66% 13.75% Adjusted efficiency ratio: Non-interest expense, as reported $160,185 $157,166 $145,877 Less: Loss on extinguishment of debt (pre-tax) 2,353 — — Less: Merger-related expenses (pre-tax) 106 366 1,434 Less: Amortization of tax credit investments (pre-tax) 2,759 3,416 4,385 Non-interest expense, as adjusted $154,967 $153,384 $140,058 Net interest income 283,086 282,559 220,625 Non-interest income, as reported 49,272 44,830 41,150 Add: Losses on securities transactions, net (pre-tax) 46 41 93 Non-interest income, as adjusted $49,318 $44,871 $41,243 Gross operating income, as adjusted $332,404 $327,430 $261,868 Efficiency ratio, as adjusted 46.62% 46.84% 53.48% Annualized pre-provision net revenue / average assets Net interest income $283,086 $282,559 $220,625 Non-interest income, as reported 49,272 44,830 41,150 Less: Non-interest expense, as reported 160,185 157,166 145,877 Pre-provision net revenue $172,173 $170,223 $115,898 Average assets $41,457,515 $41,503,514 $33,419,137 Annualized pre-provision net revenue / average assets 1.66% 1.64% 1.39% Annualized pre-provision net revenue / average assets, as adjusted Net interest income $283,086 $282,559 $220,625 Non-interest income, as adjusted 49,318 44,871 41,243 Less: Non-interest expense, as adjusted 154,967 153,384 140,058 Pre-provision net revenue, as adjusted $177,437 $174,046 $121,810 Average assets $41,457,515 $41,503,514 $33,419,137 Annualized pre-provision net revenue / average assets, as adjusted 1.71% 1.68% 1.46%

Non-GAAP Disclosure Reconciliation 20 As of September 30, June 30, March 31, December 31, September 30, ($ in thousands, except for share data) 2020 2020 2020 2019 2019 Tangible book value per common share: Common shares outstanding 403,878,744 403,795,599 403,744,148 403,278,390 331,805,564 Shareholders' equity $4,533,763 $4,474,488 $4,420,998 $4,384,188 $3,558,075 Less: Preferred Stock 209,691 209,691 209,691 209,691 209,691 Less: Goodwill and other intangible assets 1,449,282 1,453,330 1,458,095 1,460,397 1,152,815 Tangible common shareholders' equity $2,874,790 $2,811,467 $2,753,212 $2,714,100 $2,195,569 Tangible book value per common share $7.12 $6.96 $6.82 $6.73 $6.62 Tangible common equity to tangible assets: Tangible common shareholders' equity $2,874,790 $2,811,467 $2,753,212 $2,714,100 $2,195,569 Total assets 40,855,333 41,717,265 39,120,629 37,436,020 33,765,539 Less: Goodwill and other intangible assets 1,449,282 1,453,330 1,458,095 1,460,397 1,152,815 Tangible assets $39,406,051 40,263,935 $37,662,534 $35,975,623 $32,612,724 Tangible common equity to tangible assets 7.30% 6.98% 7.31% 7.54% 6.73%

For More Information 21 ▪ Log onto our website: www.valley.com ▪ Email requests to: tlan@valley.com ▪ Call Travis Lan in Investor Relations, at: (973) 686-5007 ▪ Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Travis Lan, SVP – Director, Corporate Finance & Business Development ▪ Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC